As filed with the Securities and Exchange Commission on November 2, 1999
                                                              File No. _________

================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-3

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                              Wachovia Corporation
         --------------------------------------------------------------
             (Exact name of registrant as specified in its charter)


                       North Carolina                                                     56-1473727
--------------------------------------------------------------            -------------------------------------------
      (State or other jurisdiction of incorporation or                       (I.R.S. Employer Identification No.)
                        organization)

                  100 North Main Street, P.O. Box 3099, Winston-Salem, North Carolina 27150
                     191 Peachtree Street, N.E., P.O. Box 4148, Atlanta, Georgia, 30303
                                              (336) 770-5000 (404) 332-5000
                  ------------------------------------------------------------------------------------------
                    (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                                                  Kenneth W. McAllister
                                   Senior Executive Vice President and General Counsel
                                                  Wachovia Corporation
                                                  100 North Main Street
                                                  Post Office Box 3099
                                           Winston-Salem, North Carolina 27150
                                                     (336) 732-5141
        ----------------------------------------------------------------------------------------------------
        (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                   Copies to:
                              Donald W. Smith, Esq.
                           Kirkpatrick & Lockhart LLP
                         1800 Massachusetts Avenue, N.W.
                            Washington, DC 20036-1800

         Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

         If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [x]

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier
effective registration statement for the same offering.          [ ]


         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration
statement for the same offering.                                 [ ]

         If delivery of the prospectus is expected to be made pursuant to Rule
434, please check the following box.                                      [ ]

                         CALCULATION OF REGISTRATION FEE

-------------------------------- --------------------- -------------------- ----------------------- ------------------
                                                        Proposed Maximum       Proposed Maximum
    Title of Each Class of            Amount to        Offering Price Per     Aggregate Offering        Amount of
  Securities To Be Registered       Be Registered             Share                 Price           Registration Fee
-------------------------------- --------------------- -------------------- ----------------------- ------------------
Common Stock, $5.00 par value          3,000,000      $     81.6875(1)     $    245,062,500(1)     $  68,127.38(1)
per share
-------------------------------- --------------------- -------------------- ----------------------- ------------------
Common Stock, $5.00 par value          142,549(2)     $      33.875(2)     $      4,828,847(2)     $     965.44(2)
per share
-------------------------------- --------------------- -------------------- ----------------------- ------------------

(1) Estimated pursuant to Rule 457 for the purpose of calculating the registration fee only; based upon the average of the high and low sales prices for the Common Stock of Wachovia Corporation on the New York Stock Exchange on October 27, 1999. Registration fee is calculated pursuant to Rule 457(c).

(2) 142,549 shares are being carried forward from an earlier registration statement, No. 33-2232. The proposed maximum offering price was estimated pursuant to Rule 457 solely for the purpose of calculating the registration fee based on the closing price on the New York Stock Exchange on December 10, 1985. A $965.44 registration fee was previously paid in connection with these shares under the earlier registration statement.

         The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

================================================================================

         Pursuant to Rule 429 under the Securities Act of 1933, as amended, the prospectus included in this Registration Statement also relates to securities registered under Registration Statement No. 33-2232.



                                   PROSPECTUS
                              WACHOVIA CORPORATION
                             DIVIDEND REINVESTMENT
                                      AND
                           COMMON STOCK PURCHASE PLAN
                        3,142,549 Shares of Common Stock

                           Par Value $5.00 Per Share

                      -----------------------------------


         Wachovia Corporation is offering its Dividend Reinvestment and Common Stock Purchase Plan to all shareholders of record of its common stock and to all employees and board members (including advisory board members) of Wachovia and its subsidiaries. The Plan provides the opportunity to reinvest automatically regular cash dividends in shares of common stock and to make additional purchases of common stock with amounts ranging from $20 to $15,000 per month per participant.

         Shares of common stock will be purchased either from Wachovia or in the open market. The Investment Dates are regular cash dividend payment dates in March, June, September and December and the first business day of the other months for shares purchased from Wachovia and on or within thirty days of those dates for shares purchased in the open market.

                      -----------------------------------


         These securities have not been approved or disapproved by the Securities and Exchange Commission or any state securities commission nor has the Securities and Exchange Commission or any state securities commission passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

                      -----------------------------------

                The date of this Prospectus is November __, 1999


INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The following documents filed with the Securities and Exchange Commission are incorporated by reference in this Prospectus:

         (a) The current Annual Report on Form 10-K for the fiscal year ended December 31, 1998, filed by Wachovia.
         (b) The Quarterly Report on Form 10-Q for the quarters ended March 31, 1999 and June 30, 1999, filed by Wachovia.
         (c) The description of the common stock contained in Wachovia's Registration Statement on Form 8-B filed pursuant to Section 12 of the Securities Exchange Act of 1934 and any amendment or report filed for the purpose of updating any such description.

         All reports and any definitive proxy or information statements filed by Wachovia with the Securities and Exchange Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 subsequent to the date of this Prospectus and prior to the termination of the offering of the shares of common stock shall be deemed to be incorporated by reference in this Prospectus and to be a part of this Prospectus from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference in this Prospectus shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained in this Prospectus or in any other subsequently filed document which also is or is deemed to be incorporated by reference in this Prospectus modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

         Wachovia will provide without charge to each person to whom this Prospectus is delivered, on the written or oral request of any such person, a copy of any or all of the documents incorporated in this Prospectus by reference (other than exhibits to such documents which are not specifically incorporated by reference in such documents). Written requests for such copies should be directed to Comptroller, Wachovia Corporation, 100 North Main Street, Winston-Salem, North Carolina 27101. Telephone requests may be directed to the office of the Comptroller at (336) 770-5000.

AVAILABLE INFORMATION

         Wachovia is subject to the informational requirements of the Securities Exchange Act of 1934. Accordingly, Wachovia files reports, proxy statements and other information with the Securities and Exchange Commission. Copies of such reports, proxy statements and other information can be obtained, at prescribed rates, from the public reference section of the Securities and Exchange Commission at 450 Fifth Street, N.W., Judiciary Plaza, Washington, D.C. 20549. In addition, such reports, proxy statements and other information can be inspected and copied at the public reference facilities referred to above and at the Regional Offices of the Securities and Exchange Commission as follows: the New York Regional Office, Suite 1300, 7 World Trade Center, New York, New York 10048 and the Chicago Regional Office, Northwestern Atrium Center, Suite 1400, 500 West Madison Street, Chicago, Illinois 60661. The Securities and Exchange Commission maintains a World Wide Web site on the Internet at http:www.sec.gov that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Securities and Exchange Commission, including Wachovia.

         The common stock of Wachovia is listed on the New York Stock Exchange, Inc., and such reports, proxy statements and other information concerning Wachovia can be inspected and copied at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005. This Prospectus does not contain all of the information set forth in the Registration Statement or its exhibits that Wachovia has filed with the Securities and Exchange Commission under the Securities Act of 1933 and to which this Prospectus makes reference.

INTRODUCTION

         Wachovia is a bank holding company registered under the Bank Holding Company Act of 1956, as amended, and a savings and loan holding company within the meaning of the Homeowners Loan Act of 1933, as amended by the Financial Institutions Reform, Recovery and Enforcement Act of 1989.

         The addresses and telephone numbers of Wachovia's principal executive offices are: Wachovia Corporation, 100 North Main Street, Winston-Salem, North Carolina 27101, (336)770-5000 and 191 Peachtree Street, N.E., Atlanta, Georgia 30303, (404) 332-5000.

         This Prospectus relates to shares of common stock of Wachovia registered for purchase under the Plan. In each of January 1986 and November 1999, Wachovia reserved and registered 3,000,000 shares for purchase under the Plan. After giving effect to prior purchases and the reservation and registration of shares, [3,142,549] shares are available as of November 1999 under the Plan.

         The shares for sale registered under the Plan have been approved for listing on the New York Stock Exchange.

         Effective October 22, 1999, the Plan is amended to provide for the purchase of shares of common stock in the open market as well as directly from Wachovia, to reflect the addition of antidilution provisions in the event of a stock split or stock dividend, to reflect the appointment of a new Agent for the Plan, to provide for a participant to be charged a fee in the event the participant does not provide the Agent with sufficient funds for purchases, to change certain address and telephone number information provided to participants in the Plan and to clarify certain of the existing provisions of the Plan. This Prospectus supplements and updates the Prospectus dated July 1, 1997 to reflect these amendments. Please retain this Prospectus for future reference.

         This Prospectus may not be used by affiliates of Wachovia, as defined in Rule 405 under the Securities Act of 1933, for the reoffer or resale of securities acquired pursuant to the Plan. Such persons may reoffer or resell shares covered by this Prospectus only pursuant to Rule 144 under the Securities Act of 1933 or other appropriate exemption or pursuant to an effective registration statement and a separate prospectus prepared in accordance with the requirements of an applicable registration statement.

DIVIDEND REINVESTMENT AND COMMON STOCK PURCHASE PLAN

The terms and conditions of the Plan are reviewed in the following questions and answers. Those holders of common stock who do not wish to participate in the Plan will continue to receive cash dividends, if and when declared and paid.

PURPOSE

1. WHAT IS THE PURPOSE OF THE PLAN?

         The purpose of the Plan is to provide record owners of common stock and all employees and board members (including local bank advisory board members) of Wachovia and its subsidiaries with a simple and convenient way of investing regular cash dividends and additional payments in shares of common stock at a price equal to the market price, all without payment of any brokerage commissions or service charges.

ADVANTAGES

2. WHAT ARE THE ADVANTAGES OF THE PLAN?

         Participants in the Plan can:

         o Reinvest automatically all or part of their regular cash dividends in shares of common stock.

         o Invest payments from $20 to $15,000 per month per participant in common stock.

         o Avoid charges for brokerage commissions or fees on all purchases through the Plan, except in the situation where the participant does not provide the Agent with sufficient funds for the purchases.

         o Invest the full amount of all regular cash dividends and optional cash payments since a fractional share is allowed to be held under the Plan.

         o Avoid cumbersome safekeeping requirements through the Plan's free custodial service.

         o Avoid the inconvenience and expense of recordkeeping through the Plan's free reporting services.

ADMINISTRATION

3. WHO IS THE AGENT FOR THE PLAN?

        EquiServe Trust Company N.A. is the Agent. In this capacity, it administers the Plan for participants, keeps records, sends statements of account to participants and performs other duties relating to the Plan. Shares purchased through the Plan will be registered in the name of the Agent or its nominee as agent for participants in the Plan.

           The Agent's mailing address is as follows:
             EquiServe Trust Company N.A.
             P. O. Box 8218
             Boston, MA 02266-8218

        The Agent may at any time resign by giving 90 days written notice to Wachovia or be removed by Wachovia upon 90 days written notice by Wachovia to the Agent. If a vacancy occurs in the office of Agent, Wachovia must appoint a successor Agent, which may be Wachovia or another of its subsidiaries. Questions regarding the Plan can be directed to either Wachovia's shareholder relations office (336) 732-5787 or the Agent (800) 633-4236.

PARTICIPATION

4. WHO IS ELIGIBLE TO PARTICIPATE?

        All record owners of common stock are eligible to participate in the Plan. In addition, all employees and board members of Wachovia and its subsidiaries are eligible to participate whether or not the employee or board member is currently a shareholder.

        Beneficial owners whose shares are registered in names other than their own (for example, in the name of a broker, bank or other nominee) must become owners of record by having the number of shares they wish to have in the Plan transferred to their names. Or, they can make arrangements with the nominees or other holders of record to participate in the Plan on behalf of such beneficial owners.

        Shareholders may participate with respect to less than all of their shares.

5. HOW DOES A SHAREHOLDER BECOME A PARTICIPANT?

        An eligible shareholder can join the Plan by completing a Shareholder Authorization Card and returning it to the Agent at the address provided in Question 3. Authorization cards can be obtained at any time by contacting Wachovia's shareholder relations office or the Agent.

        Brokers, banks and other nominees who wish to participate in the Plan on behalf of their clients may request special participation arrangements by calling or writing the Agent. Subject to the Agent's consent and agreement, such arrangements may involve acceptance of written or telephone investment instructions after the record date for a particular cash dividend, separate investment instructions for each cash dividend and other variations.

6. HOW DOES AN EMPLOYEE BECOME A PARTICIPANT?

        All employees, whether or not they currently own shares, can elect to participate in the Plan through payroll deductions by completing an Employee Enrollment Form and returning it to the Payroll Department, NC37071 in Winston-Salem. Participation may begin at any time after employment. In addition, employees who are or become record shareholders of Wachovia can reinvest dividends on these shares through the Plan by completing a Shareholder Authorization Card and returning it to the Agent. Employees can obtain the Employee Enrollment Form from Wachovia's shareholder relations office, NC37284 in Winston-Salem or local Human Resource officer and can obtain the Shareholder Authorization Card from either Wachovia's shareholder relations office or the Agent.

7. HOW DOES A BOARD MEMBER BECOME A PARTICIPANT?

         All board members, whether or not they currently own shares, can elect to participate in the Plan with investment of directors' fees (including regular and special meeting fees and retainer fees) by completing a Board Member Enrollment Form. Members of the board of Wachovia or any of its subsidiary banks should return the enrollment form to the corporate secretary of Wachovia or the bank on whose board they serve. Members of local or advisory boards should return the enrollment form to the city, state or regional executive of the bank on whose board they serve. The enrollment form may be obtained from the corporate secretary or city, state or regional bank executive, as appropriate. In addition, board members who are or become record shareholders of Wachovia can reinvest dividends on these shares through the Plan by completing a Shareholder Authorization Card and returning it to the Agent.

8. WHAT PARTICIPATION OPTIONS ARE AVAILABLE?

         All shares of common stock purchased through the Plan, whether by reinvested dividends, optional cash payments, payroll deductions or directors' fees, will be held for participants in the Plan and the dividends on these shares will be reinvested automatically.

  SHAREHOLDER OPTIONS

         By marking the appropriate box on the Shareholder Authorization Card, a shareholder of record may choose among the following investment options:

         o To reinvest automatically cash dividends on all shares of common stock of which you are the owner of record and/or also make optional cash payments in amounts ranging from a $20 minimum to a cumulative $15,000 maximum per month per participant.

         o To reinvest automatically cash dividends on less than all of the shares registered in your name (a specified number of whole shares) and continue to receive cash dividends on the remaining shares and/or also make optional cash payments in amounts ranging from a $20 minimum to a cumulative $15,000 maximum per month per participant.

         o To invest by making only optional cash payments in amounts ranging from a $20 minimum to a cumulative $15,000 maximum per month per participant.

EMPLOYEE OPTIONS

         By completing an Employee Enrollment Form, an employee may authorize purchases of shares through regular monthly payroll deductions which range from a $20 minimum to a $15,000 maximum per month. Participating employees may also make optional cash purchases in addition to their purchases by payroll deductions. However, the minimum of payroll deductions and optional cash payments must be $20 each, and the total of payroll deductions and optional cash payments may not exceed $15,000 per month per employee.

         Employees who are also record shareholders may choose among the following investment options:

         o To reinvest dividends on some or all of their shares and/or make optional cash payments (Shareholder Authorization Card required).

         o To purchase shares through payroll deductions and additional optional cash payments (Employee Enrollment Form required).

         o To purchase shares with both reinvested dividends on shares registered in their name and payroll deductions, as well as have the opportunity to make additional cash payments (both the Shareholder Authorization Card and the Employee Enrollment Form required).

BOARD MEMBER OPTIONS

         By completing a Board Member Enrollment Form, a board member may authorize purchases of shares with directors' fees in amounts which range from a $20 minimum to a $15,000 maximum per month. Participating board members may also make optional cash purchases in addition to their purchases with directors' fees. However, the minimum investment of directors' fees and optional cash payments must be $20 each, and the total of directors' fees and optional cash payments may not exceed $15,000 per month per board member.

         Board members who are also record shareholders may choose among the following investment options:

         o To reinvest dividends on some or all of their shares and/or make optional cash payments (Shareholder Authorization Card required).

         o To purchase shares with directors' fees and additional optional cash payments (Board Member Enrollment Form required).

         o To purchase shares with both reinvested dividends on shares registered in their name and directors' fees, as well as have the opportunity to make additional cash payments (both the Shareholder Authorization Card and the Board Member Enrollment Form required).

9. WHEN DO INVESTMENTS BEGIN THROUGH THE PLAN?

SHAREHOLDER INVESTMENTS

         If a Shareholder Authorization Card specifying reinvestment of cash dividends is received by the Agent at least five business days before the record date of a cash dividend payment, reinvestment will commence with the following dividend payment. If the authorization card is received after that date, the reinvestment of cash dividends through the Plan will begin with the regular cash dividend payment following the next record date.

         Regular cash dividend payment dates ordinarily are the first business day of March, June, September and December. The record date for determining shareholders who receive regular cash dividends normally precedes the regular cash dividend payment date by about four weeks.

         Optional cash payments will be invested as specified in Question 11.

EMPLOYEE INVESTMENTS

         For employees to participate through payroll deductions, a completed Employee Enrollment Form must be received by the Payroll Department in Winston-Salem by the 15th day of the month in order for payroll deductions to begin that month. For full-time employees, deductions will occur on the second semimonthly pay statement of each month. Deductions for hourly paid employees will occur on the second biweekly pay statement of each month. Deducted amounts will be invested in common stock on the next Investment Date (see Question 15) following each payroll deduction.

         Amounts deducted from payroll will be held in a noninterest-bearing account until the following Investment Date. You can obtain the return of any payroll deduction by written request received by the Agent at least 48 hours before it is to be invested.

BOARD MEMBER INVESTMENTS

         For board members to participate through investment of directors' fees, a completed Board Member Enrollment Form must be received by the corporate secretary or city, state or regional executive for the city, state or region on whose board you serve by the 1st day of October. Investments will begin the following year on the first Investment Date (see Question 15) after a director fee payment and continue for at least one year.

10. HOW CAN THE METHOD OF PARTICIPATION BE CHANGED AFTER ENROLLMENT?

SHAREHOLDER PARTICIPATION

         At any time, a record shareholder can change the investment option by completing a new Shareholder Authorization Card and returning it to the Agent. If you elect to participate through the reinvestment of cash dividends on all shares registered in your name but later decide to reduce the number of shares on which cash dividends are being reinvested or to participate through the optional cash payment feature only, a Shareholder Authorization Card indicating a change of options must be received by the Agent at least five business days prior to a par-ticular regular cash dividend record date in order to stop any reinvestment of cash dividends paid on the following dividend payment date.

         Shareholder Authorization Cards may be obtained by contacting Wachovia's shareholder relations office or the Agent.

EMPLOYEE PARTICIPATION

         Employees wishing to change the amount of their payroll deduction must submit an Employee Enrollment Form or written notice to the Payroll Department, NC37071, by the 15th day of the month. Enrollment forms or written notices received after the 15th day of the month will become effective the following month.

         Employee Enrollment Forms may be obtained by contacting Wachovia's shareholder relations office or local Human Resource officer.

BOARD MEMBER PARTICIPATION

         Board members wishing to change the directors' fee amount being invested must submit a new Board Member Enrollment Form to the corporate secretary or city, state or regional executive for the city, state or region on whose board you serve by the 15th day of November to be effective the following year.

         Enrollment forms may be obtained by contacting the corporate secretary or applicable city, state or regional executive.

OPTIONAL CASH PAYMENTS

11. WHEN AND HOW CAN OPTIONAL CASH PAYMENTS BE MADE?

         Optional cash payments must be received from a participant at least five business days prior to an Investment Date (see Question 15). Those payments will be applied to the purchase of shares for the account of the participant on that Investment Date.

         No interest will be paid on optional payments pending investment. Optional cash payments received by the Agent less than five business days before an Investment Date will be held until the following Investment Date. Wachovia recommends that optional cash payments be sent so as to be received shortly before the 5th business day prior to an Investment Date. You may obtain the return of any optional cash payment by written request received by the Agent at least 48 hours before it is to be invested.

         An initial optional cash payment can be made when you join the Plan. A check or money order should be made payable to EquiServe Trust Company and returned, as applicable, with the Shareholder Authorization Card, Employee Enrollment Form or Board Member Enrollment Form. Thereafter, optional cash payments may be made through the use of cash payment forms sent to you as part of your account statement.

         You can also authorize the Agent to automatically draft your checking account for monthly optional cash payments. Draft authorization cards can be obtained from Wachovia's shareholder relations office or the Agent.

12. WHAT ARE THE LIMITATIONS ON MAKING OPTIONAL CASH PAYMENTS?

         Optional cash payments can be made by check or money order or by automatic bank draft. Optional cash payments must be in United States dollars. Checks and money orders must be payable to the Agent, and checks must be drawn on a United States financial institution. The Agent will return items that do not meet these requirements.

         Any optional cash payments you wish to make must be not less than $20 per month nor more than $15,000 per month. Optional cash payments made by check or money order need not be in the same amount of money each time. However, should you elect to make optional payments through automatic bank draft, the draft must be in the same amount each month and will continue until you notify the Agent in writing that you wish to change the amount or terminate the automatic bank draft.

SHAREHOLDER LIMITATIONS

         Shareholders who purchase shares through automatic bank draft cannot make an additional optional cash payment by check or money order in an amount which, when combined with the automatic bank draft, would exceed the $15,000 per month limit.

EMPLOYEE LIMITATIONS

         Employees who purchase shares through payroll deduction cannot make an additional optional cash payment in an amount which, when combined with the amount of their monthly payroll deduction, would exceed the $15,000 per month limit.

BOARD MEMBER LIMITATIONS

         Board members who purchase shares through investment of directors' fees cannot make optional cash payments in an amount which, when combined with the directors' fees invested in the Plan, would exceed the $15,000 per month limit.

COSTS

13. ARE THERE ANY EXPENSES TO PARTICIPANTS IN CONNECTION WITH PURCHASES OR SALES THROUGH THE PLAN?

         You will incur no brokerage commissions or fees for purchases made through the Plan unless, as noted below, you do not provide the Agent with sufficient funds for the purchases. All administrative costs of the Plan will be paid by Wachovia. If you request that the Agent arrange a sale of shares held by the Plan for you, a brokerage commission will be deducted from the proceeds of the sale by the independent broker-dealer selected by the Agent (see Questions 16 and 17).

         If the Agent does not receive a payment because of insufficient funds or incorrect draft information, the requested purchase will be deemed void, and the Agent will immediately remove from your account any shares of common stock purchased in anticipation of receiving such funds and will be entitled to sell these shares to satisfy the amounts owed. If the net proceeds from any sale of shares of common stock are insufficient to satisfy the balance of the uncollected amounts, the Agent may sell additional shares from your account as necessary to satisfy the uncollected balance.

         In addition, the Agent may charge your account for an "insufficient funds" fee in the amount of $25. The Agent may place a hold on your account until the "insufficient funds" fee is received from you, or may sell shares from your account to satisfy any uncollected amounts.

PURCHASES

14. HOW MANY SHARES OF COMMON STOCK WILL BE PURCHASED FOR PARTICIPANTS, AND WHAT IS THE SOURCE OF SHARES PURCHASED THROUGH THE PLAN?

         The number of shares purchased for your account, including a fractional share, will be equal to the total amount invested by you (the amount of regular cash dividends reinvested and any optional cash payments, payroll deductions or directors' fees), divided by the purchase price per share (see Question 16).

         At Wachovia's option, purchases will be made directly from Wachovia, in the open market or a combination of both.

15. WHEN WILL SHARES OF COMMON STOCK BE PURCHASED THROUGH THE PLAN?

         Shares purchased from Wachovia will be purchased on the regular cash dividend dates in March, June, September and December, which are ordinarily the first business days of these months, and the first business day of all other months. Shares purchased in the open market will be made on or within thirty days of the Investment Date. The Agent may purchase shares in the open market over several days within this thirty-day period.

         Purchases of shares with optional cash payments and payroll deductions will be made monthly on each Investment Date. Purchases of shares with directors' fees will be made on the Investment Date following a quarterly payment of directors' fees. Purchases of shares with reinvested dividends will be made only on the Investment Dates in March, June, September and December. In those instances where shares are purchased entirely from Wachovia, you will become the owner of the shares on the Investment Date. In those instances where shares are purchased, in whole or in part, in the open market, you will become the owner of the shares on the last day that the Agent purchases shares in the open market. Regardless of the method of purchase, the holding period for federal income tax purposes will commence the day immediately following the day on which you become the owner of the shares purchased for your account.

16. AT WHAT PRICE WILL SHARES OF COMMON STOCK BE PURCHASED THROUGH THE PLAN?

         The price for shares of common stock purchased from Wachovia will be the average of the high and low sales prices of the common stock as reported in The Wall Street Journal for the applicable Investment Date.

         If there are no trades on the Investment Date or if trading is halted or suspended on the Investment Date or if publication of the sales prices of the common stock does not take place or contains a reporting error, the purchase price shall be determined on the basis of such market quotations as Wachovia deems appropriate.

         The price of shares of common stock purchased in the open market will be the average purchase price of all shares purchased with respect to the Investment Date.

         No shares of common stock will be purchased from or issued by Wachovia at less than their par value ($5.00 per share). If the market price of common stock should be less than par value, then all purchases will be made in the open market.

Sale of Plan Shares

17. HOW CAN SHARES OF COMMON STOCK BE SOLD?

         You can sell all or part of your shares of common stock held by the Plan in either of two ways. First, you may request certificates for your full shares and arrange for the sale of these shares through a broker-dealer of your choice (see Question 21).

         Alternatively, you can request that the Agent sell for you some or all of your shares held by the Plan. The Agent will sell shares for you through broker-dealers selected by the Agent in its sole discretion. All broker-dealers used by the Agent for these sales will be independent of, and not affiliated with, the Agent.

         If you request that the Agent arrange for the sale of your shares, you will be charged a commission by the broker-dealer selected by the Agent which will be deducted from the cash proceeds paid to you. The amount of the commission will vary depending on the broker-dealer selected and other factors.

         Shares being sold for you may be aggregated with those of other Plan participants who have requested sales. In that case, you will receive proceeds based on the average sales price of all shares sold, less your pro rata share of brokerage commissions and any applicable taxes. A sale of all of your Plan shares will not terminate your participation in the Plan (see Question 22).

18. WHEN WILL SHARES OF COMMON STOCK BE SOLD?

         Shares will be sold within ten days after receipt by the Agent of written instructions to sell all or any portion of the shares of common stock held by the Agent for the participant. Payment will be made by check and mailed to the participant's record address as soon as practicable after the settlement date for the sale.

Dividends

19. WILL PARTICIPANTS BE CREDITED WITH DIVIDENDS ON SHARES HELD IN THEIR PLAN ACCOUNTS?

         The Agent will receive the regular dividends (less the amount of tax withheld, if any) for all Plan shares held on the regular cash dividend record date and credit them to participants accounts on the basis of full shares and any fractional share held. These dividends received will be reinvested automatically in additional shares of common stock as a dividend reinvestment. Participants who wish to receive dividends in cash on shares purchased through the Plan must request certificates for those full shares so that they will be registered in their own names (see Question 21).

Reports to Participants

20. WHAT REPORTS WILL BE SENT TO PARTICIPANTS IN THE PLAN?

         As soon as practicable after each transaction, you will receive a statement showing account information, including amounts invested, purchase and sale prices, and shares purchased and sold. This statement will provide a cost record of purchases under the Plan and should be retained for tax purposes. In addition, you will receive the same material sent to every other holder of common stock, including Wachovia's annual report to shareholders, proxy statements and information for income tax reporting.

Certificates

21. WILL CERTIFICATES BE ISSUED FOR SHARES OF COMMON STOCK PURCHASED THROUGH THE PLAN?

         Certificates for shares of common stock purchased through the Plan will not be issued to you unless you request them. All shares credited to your Plan account will be issued to the Agent or its nominee as your agent. The number of shares credited to your account will be shown on your account statement. This convenience protects against loss, theft or destruction of stock certificates and reduces the costs to be borne by Wachovia.

         Should you wish to do so, certificates for shares in your possession may be sent to the Agent requesting that they be held by the Plan for safekeeping. In this event, all cash dividends earned on these shares would be reinvested automatically by the Plan whether or not such dividends were previously reinvesting.

         A certificate for any number of whole shares credited to your Plan account will be issued upon written request, and the shares represented by that certificate will be withdrawn from your account. Your written request should be mailed to the Agent.

         Certificates for a fractional share will not be issued under any circumstances.

         Shares credited to your account may not be assigned or pledged. If you wish to assign or pledge the whole shares credited to your account, you must request that certificates for those shares be issued to you.

         Plan accounts are maintained in the name in which shareholder of record certificates are registered at the time you joined the Plan or the employee or board member name as entered on the respective enrollment forms. Consequently, certificates for whole shares will be registered in the same manner when issued to you.

TERMINATION OF PARTICIPATION

22. HOW CAN A SHAREHOLDER TERMINATE PARTICIPATION IN THE PLAN?

         A shareholder can terminate participation in the Plan at any time by notifying the Agent in writing.

         If your notice of termination is received on or after the 5th business day prior to the regular cash dividend record date for the next regular cash dividend, that cash dividend will be reinvested for your account. Your account will then be terminated and all subsequent cash dividends on those shares will be paid to you.

         When electing to terminate participation in the Plan, any optional cash payment received before the Agent receives your notice of termination will be invested for your account unless you specifically request return of the payment prior to 48 hours before the next Investment Date.

         Additionally, when you terminate participation in the Plan or if Wachovia terminates the Plan, you may direct the Agent to sell all full and fractional shares in your account or receive a certificate for all full shares and cash for any fractional share. If written notification is not received by the Agent upon termination of the Plan, certificates for whole shares credited to your account under the Plan will be issued to you and a cash payment will be made to you for any fractional share.

23. HOW CAN AN EMPLOYEE TERMINATE PARTICIPATION IN THE PLAN?

         To terminate participation in the Plan, the employee must provide written notice to the Agent (see Question 22). If the employee also is participating in payroll deductions at the time the employee gives written notice of termination to the Agent, the employee also must terminate participation in the payroll deductions by giving written notice to the Payroll Department (see Question 25). If an employee fails to notify the Payroll Department, the employee will not have effectively terminated participation in the Plan and will continue to have payroll deductions used to purchase shares of common stock.

24. HOW CAN A BOARD MEMBER TERMINATE PARTICIPATION IN THE PLAN?

         To terminate participation in the Plan, the board member must provide written notice to the Agent (see Question 22). If the board member also is purchasing shares with directors' fees at the time the board member gives written notice of termination to the Agent, the board member also must terminate the investment of directors' fees by giving written notice to Wachovia's corporate secretary or to the city, state or regional executive for the city, state or region on whose board they serve (see Question 26). If the board member fails to give such notice, the board member will not have effectively terminated participation in the Plan and will continue to have directors' fees used to purchase shares of common stock.

25. HOW CAN AN EMPLOYEE TERMINATE PAYROLL DEDUCTIONS WITHOUT TERMINATING PARTICIPATION IN THE PLAN?

         An employee may terminate purchasing shares of common stock through payroll deductions at any time by delivering written notice to the Payroll Department, NC37071. If the notice is received on or before the 15th of the month, the termination will be effective in that month. If the notice is received after the 15th of the month, the termination will be effective the following month. The termination of payroll deductions will not terminate participation in the Plan. Accordingly, cash dividends on shares held by the Plan will continue to purchase shares of common stock until the employee terminates participation in the Plan (see Question 22).

26. HOW CAN A BOARD MEMBER TERMINATE THE INVESTMENT OF DIRECTOR FEES WITHOUT TERMINATING PARTICIPATION IN THE PLAN?

         A board member may terminate purchasing shares of common stock with director fees annually on or before the 15th of November by delivering written notice to Wachovia's corporate secretary or the city, state or region executive for the city, state or region on whose board they serve. If the notice is received by the 15th of November, the termination will be effective the following year. The termination of the investment of director fees will not terminate participation in the Plan. Accordingly, cash dividends paid on shares held by the Plan will continue to purchase additional shares of common stock until the board member terminates participation in the Plan (see Question 22).

27. WHAT HAPPENS IF AN EMPLOYEE TERMINATES EMPLOYMENT WITH WACHOVIA OR ONE OFEITS SUBSIDIARIES?

         Termination of employment does not automatically terminate participation in the Plan. Dividends on shares held in the Plan for an employee who leaves Wachovia or one of its subsidiaries will continue to be reinvested until the former employee terminates participation in the Plan. Of course, investment through payroll deductions is no longer possible once the employee terminates employment. Investing can continue in the Plan with optional cash payments.

28. WHAT HAPPENS IF A BOARD MEMBER TERMINATES SERVICE WITH WACHOVIA OR ONE OF ITS SUBSIDIARIES?

         Termination of service does not automatically terminate participation in the Plan. Dividends on shares held in the Plan for a board member who terminates service with Wachovia or one of its subsidiaries will continue to be reinvested until the former board member terminates participation in the Plan. Of course, investment through directors' fees is no longer possible once the board member terminates service. Investing can continue in the Plan with optional cash payments.

29. WHAT HAPPENS IF A PARTICIPANT IN THE PLAN DIES OR BECOMES LEGALLY INCAPACITATED?

         Upon receipt by the Agent of notice of death or adjudicated incompetency of a participant, no further purchases of shares of common stock will be made for the account of such participant. The shares and cash held by the Plan for the participant will be delivered to the appropriate person upon receipt of written evidence satisfactory to the Agent of the appointment of a legal representative and instructions from the representative regarding delivery.

Tax Information

30. WHAT ARE THE FEDERAL INCOME TAX CONSEQUENCES OF PARTICIPATING IN THE PLAN?

         Under Internal Revenue Service rulings issued in connection with similar plans, additional shares of common stock acquired for you through the Plan with reinvested cash dividends will be treated for federal income tax purposes as having been received by you in the form of a taxable stock distribution. As a result, an amount equal to the fair market value on the dividend payment date of the shares acquired with reinvested cash dividends on that date will be treated as a dividend paid to you. This fair market value will be based on the average of the high and low market prices for the shares on the dividend payment date.

         For each year, account statements will show the fair market value of the common stock purchased with reinvested cash dividends. The Form 1099 mailed to you after year-end will show your total dividend income, including all dividends paid in cash and the fair market value on the purchase date of shares acquired with reinvested cash dividends.

         The tax basis of shares acquired through the Plan by reinvestment of cash dividends will be equal to the fair market value of these shares on the dividend payment dates as of which the shares were purchased for your account. The tax basis of shares purchased with an optional cash payment or payroll deduction will be the amount of such payment or deduction. The holding period of shares of common stock acquired through the Plan, whether purchased with reinvested dividends, optional cash payments or payroll deductions, will begin on the day following the date as of which the shares were purchased for your account.

         You will not realize any taxable income when you receive certificates for whole shares credited to your account, either upon your written request for such certificates or upon withdrawal from or termination of the Plan. However, you will recognize taxable gain or loss (which, for most participants, will be capital gain or loss) when whole shares acquired under the Plan are sold or exchanged for you and when you receive a cash payment for a fractional share credited to your account. The amount of such gain or loss will be the difference between the amount that you receive for your shares or fractional share (net of brokerage commissions) and the tax basis thereof.

         In the case of foreign participants who elect to have their cash dividends reinvested and whose dividends are subject to United States income tax withholding, an amount equal to the cash dividends payable to such participants less the amount of tax required to be withheld, will be applied to the purchase of shares of common stock through the Plan. Foreign shareholder participants are urged to consult their legal advisers with respect to any local exchange control, tax or other law or regulation which may affect their participation in the Plan. Wachovia and the Agent assume no responsibility regarding such laws or regulations and will not be liable for any act or omission in respect thereof.

         The foregoing is only an outline of Wachovia's understanding of some of the applicable federal income tax provisions. For specific information as to the tax consequences of participation in the Plan, including any future changes in applicable law or interpretations thereof, you should consult your own tax advisers.

OTHER INFORMATION

31. WHAT HAPPENS IF A PARTICIPANT SELLS A PORTION OF THE SHARES OF COMMON STOCK REGISTERED IN THE PARTICIPANT'S NAME?

         If you have authorized the reinvestment of cash dividends on all shares registered in your name and then dispose of a portion of those shares, the cash dividends on the remaining shares will continue to be reinvested.

         When your authorization specifies reinvestment of cash dividends on part of the shares registered in your name and then you dispose of a portion of those registered shares, the cash dividends on the lesser of (i) the number of shares with respect to which reinvestment of cash dividends was originally authorized or (ii) all of the shares which remain in your name, will continue to be reinvested.

32. WHAT HAPPENS WHEN A PARTICIPANT SELLS OR TRANSFERS ALL OF THE SHARES REGISTERED IN HIS OR HER NAME OR STOPS ALL PURCHASES?

         If you dispose of all shares registered in yourEname with respect to which you participate in the Plan or stop purchases through payroll deductions, investment of directors' fees and optional cash payments, the cash dividends on the shares credited to your Plan account which remain in the Plan will continue to be reinvested.

33. IF WACHOVIA HAS A RIGHTS OFFERING, HOW WILL RIGHTS ON THE PLAN SHARES BE HANDLED?

         In the event Wachovia makes available to holders of common stock rights or warrants to purchase additional shares of common stock or other securities, these rights or warrants will be made available to participants based on the number of shares (including any fractional interest to the extent practicable) held in their Plan account on the record date established for determining the holders of common stock entitled to such rights or warrants.

34. WHAT HAPPENS IF WACHOVIA ISSUES A STOCK DIVIDEND OR DECLARES A STOCK SPLIT?

         Any stock dividends or split shares distributed by Wachovia on shares of common stock held for your Plan account will be credited to your account in the Plan.

         If you are reinvesting dividends on all of your shares through the Plan, cash dividends paid on all shares received as a stock dividend or split shares distribution also will be reinvested.

         If you are reinvesting dividends on less than all of your shares, cash dividends paid on shares received as a stock dividend or split shares distribution will not be reinvested unless you complete and return to the Agent a new Shareholder Authorization Card changing the number of shares on which dividends are reinvesting.

         In the event of a stock split, stock dividend or other similar transaction, the number of shares of common stock covered by this Prospectus will be increased accordingly.

35. HOW WILL A PARTICIPANTS SHARES BE VOTED AT MEETINGS OF SHAREHOLDERS?

         You will receive a proxy indicating the total number of shares of your common stock, including shares of common stock registered in your name and shares of common stock credited to your Plan account.

         If your proxy is returned properly signed and marked for voting, all the shares covered
                                       13


by the proxy, including those registered in your name and those held for you by the Plan, will be voted as marked.

         If your proxy is returned properly signed but without indicating instructions as to the manner in which shares are to be voted with respect to any item, all of your shares, including those registered in your name and those held for you by the Plan, will be voted in accordance with the recommendations of the Board of Directors of Wachovia. If the proxy is not returned, or if it is returned unexecuted or improperly executed, your shares will be voted only if you vote in person.

36. WHAT IS THE RESPONSIBILITY OF WACHOVIA AND THE AGENT FOR THE PLAN?

         The Agent has no responsibility with respect to the preparation and contents of this Prospectus. Neither Wachovia nor the Agent, in administering the Plan, will be liable for any act done in good faith, or for any good faith omission to act, including, without limitation, any claims of liability arising out of (i) failure to terminate a participant's account upon the participant's death prior to the receipt of notice in writing of the death, (ii) the prices and times at which shares of common stock are purchased or sold for the participant's account or (iii) fluctuations in the market value of the common stock.

         Neither Wachovia nor the Agent can assure any participant of a profit or protect any participant against a loss on the shares purchased or sold by him or her through the Plan.

         The Plan is neither subject to the provisions of the Employee Retirement Income Security Act of 1974, as amended, nor qualified under Section 401(a) of the Internal Revenue Code of 1986, as amended.

37. WHO REGULATES AND INTERPRETS THE PLAN?

         Wachovia reserves the right to interpret and regulate the Plan as it deems necessary or desirable.

38. MAY THE PLAN BE CHANGED OR DISCONTINUED?

         The Plan was established by Wachovia in January 1986, pursuant to a resolution of its Board of Directors dated December 20, 1985 and amended by Board resolutions dated October 28, 1988, April 22, 1994, October 25, 1996 and October 22, 1999. Wachovia reserves the right to suspend, modify or terminate the Plan at any time. Notice of any suspension, modification or termination will be mailed to all participants in the Plan.


                                       14

                                USE OF PROCEEDS

   Wachovia does not know either the number of shares that ultimately will be purchased through the Plan or the prices at which the shares will be sold. Wachovia intends to add the net proceeds of sales through the Plan to Wachovia's general funds to be available for general corporate purposes. If shares of common stock are purchased in the market by the Agent, Wachovia will not receive any cash proceeds from the resulting sales.


                                 INDEMNIFICATION

   Wachovia's directors and officers are entitled to indemnification as expressly permitted by the provisions of the North Carolina Business Corporation Act and Wachovia's Bylaws. Wachovia has purchased a standard liability insurance policy, which, subject to the limitations set forth in the policy, indemnifies Wachovia's directors and officers for damages that they become legally obligated to pay as a result of any negligent act, error or omission committed while acting in their official capacity. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or controlling persons of Wachovia pursuant to the foregoing provisions, Wachovia has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.



                                  LEGAL OPINION

   The validity of the shares of common stock offered hereby has been passed upon for Wachovia by the law firm of Kirkpatrick & Lockhart LLP, Washington, D.C.


                                     EXPERTS

   Ernst & Young LLP, independent auditors, has audited Wachovia's consolidated financial statements included in Wachovia's Annual Report on Form 10-K for the year ended December 31, 1998, as set forth in their report, which is incorporated by reference in this Prospectus and elsewhere in the registration statement. Wachovia's financial statements are incorporated by reference in reliance on Ernst & Young LLP's report, given on their authority as experts in accounting and auditing.




                                       15


No dealer, salesman or any other person has been authorized to give any information or to make any representations other than those contained in this Prospectus in connection with the offer made by this Prospectus and, if given or made, such information or representations must not be relied upon as having been authorized by Wachovia. Neither the delivery of this Prospectus nor any sale made hereunder shall under any circumstances create an implication that there has been no change in the affairs of Wachovia since the date hereof. This Prospectus does not constitute an offer or solicitation by anyone in any state in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make such offer or solicitation.

                            __________________________


                                TABLE OF CONTENTS

                                                 Page
                                                 ----
Incorporation of Certain Documents
    by Reference...............................     2
Available Information..........................     2
Introduction...................................     2
Dividend Reinvestment and Common
   Stock Purchase Plan.........................     3
   Purpose.....................................     3
   Advantages..................................     3
   Administration..............................     3
   Participation...............................     4
   Optional Cash Payments......................     6
   Costs.......................................     7
   Purchases...................................     7
   Sale of Plan Shares.........................     8
   Dividends...................................     8
   Reports to Participants.....................     8
   Certificates................................     9
   Termination of Participation................     9
   Tax Information.............................    11
   Other Information...........................    11
Use of Proceeds................................    13
Indemnification................................    13
Legal Opinion..................................    13
Experts........................................    13



                              DIVIDEND REINVESTMENT
                                       AND
                                  COMMON STOCK
                                  PURCHASE PLAN


                                   PROSPECTUS


                                 NOVEMBER , 1999

#00011-06
11/99


                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

         The following table sets forth the expenses expected to be incurred by Wachovia Corporation (the "Corporation") in connection with the sale and distribution of the shares of Common Stock being registered. With the exception of the registration fee, all amounts shown are estimates.

    SEC registration fee....................     $   69,092.82(1)
    Printing and engraving expenses.........            25,000
    Legal fees and expenses ................            15,000
    Accounting fees and expenses............            10,000
    Miscellaneous fees and expenses.........             5,000
                                                 ------------------
             Total..........................     $  124,092.82
                                                 ==================
(1)      Includes $965.44 previously paid.

Item 15.  Indemnification of Directors and Officers.

         Sections 55-8-50 through 55-8-58 of the North Carolina Business Corporation Act contain specific provisions relating to indemnification of directors and officers of North Carolina Corporations. In general, the statutes provide that (i) a corporation must indemnify a director or officer who is wholly successful in his defense of a proceeding to which he is a party because of his status as such, unless limited in the articles of incorporation, and (ii) a corporation may indemnify a director or officer if he is not wholly successful in such defense, if it is determined as provided by statute that the director or officer meets certain standards of conduct, provided, however, when a director or officer is liable to the corporation or is adjudged liable on the basis that personal benefit was improperly received by him, the corporation may not indemnify him. A director or officer of a corporation who is a party to a proceeding may also apply to the courts for indemnification, unless the articles of incorporation provide otherwise, and the court may order indemnification in certain circumstances set forth in the statute. A corporation may, in its articles of incorporation or bylaws or by contract or resolution, provide indemnification in addition to that provided by statute, subject to certain conditions.

         The Corporation's bylaws provide for the indemnification of any director or officer of the Corporation or any wholly owned subsidiary of the Corporation against liabilities and litigation expenses arising out of his status as such, excluding (i) that portion of any liabilities or litigation expenses with respect to which such person is entitled to receive payment under any insurance policy other than a directors' and officers' insurance policy maintained by the Corporation or (ii) any liabilities or litigation expenses incurred on account of any of such person's activities which were at the time taken known or believed by such person to be clearly in conflict with the best interests of the Corporation.

         The Corporation's articles of incorporation provide for the elimination of the personal liability of each director of the Corporation to the fullest extent permitted by law.

         The Corporation has purchased a standard liability policy, which, subject to any limitations set forth in the policy, would pay on behalf of the Corporation's directors and officers for damages that they become legally obligated to pay as a result of any actual or alleged act, error, omission, misstatement, misleading statement or breach of duty committed while acting in their official capacity or any matter asserted against an officer or director solely by reason of his status as an officer or director.

Exhibit 16.       Exhibits.

        Number                 Description of Exhibit
        ------                 ----------------------
        4                      Wachovia Corporation Dividend Reinvestment and Common Stock Purchase Plan
                               (included as part of the Prospectus filed with this Registration Statement)
        5                      Opinion of Kirkpatrick & Lockhart LLP
        23.1                   Consent of Ernst & Young LLP
        23.2                   Consent of KPMG LLP
        23.3                   Consent of Kirkpatrick & Lockhart LLP (included in Exhibit 5)
        24                     Power of Attorney
        99.1                   Shareholder Authorization Card
        99.2                   Employee Enrollment Form
        99.3                   Board Member Enrollment Form
        99.4                   Automatic Cash Contribution and Shareholder Authorization Agreement

------------------------------


Exhibit 17.       Undertakings.

(a)      The undersigned registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                           (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

                           (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                           (iii) To include any material information with
                                 respect to the plan of distribution not
                                 previously disclosed in the registration statement;

                  PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Winston-Salem, State of North Carolina, on this 2nd day of November, 1999.

                                             WACHOVIA CORPORATION


                                             By:      /s/ Leslie M. Baker, Jr.
                                                      -------------------------
                                                      Leslie M. Baker, Jr.
                                                      Chairman of the Board and
                                                      Chief Executive Officer



         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

NAME                                        TITLE                                           DATE
----                                        -----                                           ----

/s/ Leslie M. Baker, Jr.   .                Chairman of the Board and                       November 2, 1999
------------------------------------        Chief Executive Officer
Leslie M. Baker, Jr.                        (Principal Executive Officer)

/s/ James S. Balloun*                       Director                                        November 2, 1999
------------------------------------
James S. Balloun

/s/ Peter C. Browning*                      Director                                        November 2, 1999
------------------------------------
Peter C. Browning

/s/ John T. Casteen*                        Director                                        November 2, 1999
------------------------------------
John T. Casteen

/s/ John L. Clendenin*                      Director                                        November 2, 1999
------------------------------------
John L. Clendenin

/s/ Thomas K. Hearn*                        Director                                        November 2, 1999
------------------------------------
Thomas K. Hearn

/s/ George W. Henderson*                    Director                                        November 2, 1999
------------------------------------
George W. Henderson


                                      II-5


/s/ Robert A. Ingram*                       Director                                        November 2, 1999
------------------------------------
Robert A. Ingram

/s/ George R. Lewis*                        Director                                        November 2, 1999
------------------------------------
George R. Lewis

/s/ Elizabeth Valk Long*                    Director                                        November 2, 1999
------------------------------------
Elizabeth Valk Long

/s/ John G. Medlin, Jr.*                    Director                                        November 2, 1999
------------------------------------
John G. Medlin, Jr.

/s/ Lloyd U. Noland, III*                   Director                                        November 2, 1999
------------------------------------
Lloyd U. Noland, III

/s/ Morris W. Offit*                        Director                                        November 2, 1999
------------------------------------
Morris W. Offit

/s/ G. Joseph Prendergast*                  Director                                        November 2, 1999
------------------------------------
G. Joseph Prendergast

/s/ Sherwood H. Smith, Jr.*                 Director                                        November 2, 1999
------------------------------------
Sherwood H. Smith, Jr.

/s/ John C. Whitaker, Jr.*                  Director                                        November 2, 1999
------------------------------------
John C. Whitaker, Jr.

/s/ Robert S. McCoy, Jr.                    Vice Chairman and Chief Financial Officer       November 2, 1999
------------------------------------        (Principal Financial Officer)
Robert S. McCoy, Jr.

/s/ Donald K. Truslow                       Senior Executive Vice President,                November 2, 1999
------------------------------------        Treasurer and Comptroller
Donald K. Truslow                           (Principal Accounting Officer)


*By: /s/ William M. Watson, Jr.
     -------------------------------
        William M. Watson, Jr.,
        Attorney-in-fact


                                  EXHIBIT INDEX

        Number                 Description of Exhibit
        4                      Wachovia Corporation Dividend Reinvestment and Common Stock Purchase Plan
                               (included as part of the Prospectus filed with this Registration Statement)
        5                      Opinion of Kirkpatrick & Lockhart LLP
        23.1                   Consent of Ernst & Young LLP
        23.2                   Consent of KPMG LLP
        23.3                   Consent of Kirkpatrick & Lockhart LLP (included in Exhibit 5)
        24                     Power of Attorney
        99.1                   Shareholder Authorization Card
        99.2                   Employee Enrollment Form
        99.3                   Board Member Enrollment Form
        99.4                   Automatic Cash Contribution and Shareholder Authorization Agreement


                                      II-7